UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 21, 2011

INGEN TECHNOLOGIES, INC.

 (Exact name of registrant as specified in its charter)

Georgia	000-28704	84-1122431
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

35193 Avenue "A", Suite-C, Yucaipa, California	92399
(Address of principal executive offices)	(Zip Code)

(800) 259-9622
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers
Item 8.01  Other Events

Ingen Technologies, Inc., a Georgia corporation (the “Company”) and its CEO, Scott R. Sand, were named as defendants in an enforcement action filed by the Securities and Exchange Commission. The Complaint was filed on October 7, 2010 in the Southern District of Florida. Case Number 1:10-cv-23602-PAS styled Securities and Exchange Commission vs. Scott R. Sand and Ingen Technologies, Inc. On December 28, 2010, the Securities and Exchange Commission submitted the signed Consent of Defendant, Ingen Technologies, Inc. to resolve the issues of liability against the Company. The Company agreed to a Judgment of Permanent Injunction and Other Relief which, among other things, permanently restrains and enjoins the Company from violations of Section 17(a) of the Securities Act of 1933, Section 10(b) of the Securities Exchange Act of 1934, and Rule 10b-5 of the Exchange Act Rules.  The SEC’s action against Mr. Sand was not resolved by the Company’s Consent. Moreover, the Company remains subject to the assessment of civil penalties and disgorgement by the court.  Mr. Sand was, and still is, an affiliate stockholder of the Company.

The Company has kept its OTC Markets public disclosure filings current.  Information regarding the SEC civil case and the U.S. Attorney’s criminal complaint against Mr. Sand, discussed below, are reported therein.  For access, go to www.otcmarkets.com.  Then type in “IGNT” where it says “Get Quote”.  When the IGNT screen comes up, click on “Financials.”

On February 1, 2011, Judgment was entered as to the Company.  Without admitting or denying the allegations in the Complaint, the Company, its management, agents and others are permanently enjoined from violating enumerated sections of the Securities Act of 1933 and the Securities and Exchange of 1934.  Disgorgement and civil penalty matters have not as yet been taken up by the Court (awaiting a motion filing from the SEC).  It is possible that this portion of the Court’s order will involve payment of a amount sufficient to materially affect the Company and its subsidiary.  Our Form 8-K, posted on EDGAR on February 8, 2011, contains the Civil Judgment as to the Company.

On February 15, 2011, Judgment was entered regarding Mr. Sand in the civil enforcement action.  According to the Court’s Order; without admitting or denying the allegations in the Complaint, Mr. Sand is permanently enjoined from violating enumerated sections of the Securities Act of 1933 and the Securities and Exchange of 1934,  and is barred from managing publicly reporting companies and involvement in the offer and sale of any penny stock (defined as a stock with a price under $5 per share).  Disgorgement and civil penalty matters have not as yet been taken up by the Court (awaiting a motion filing from the SEC).  A copy of the Civil Judgment as to Mr. Sand is included within the Company’s Supplemental Information filings, dated February 15, 2011 on the Company’s OTC Financials postings.

The United States filed a Criminal Information Statement against Mr. Sand in the Southern District of Florida on October 7, 2010. In United States v. Scott Sand, Case No. 10-60257-CR-WPD, defendant Scott Sand, 52, of Yucaipa, California, is charged with engaging in a scheme to pay kickbacks to a pension fund fiduciary to induce the fiduciary to misappropriate money from a pension fund in order to buy restricted common stock at inflated prices.  Mr. Sand plead no contest to one of two counts in the Criminal Information Statement.  Mr. Sand has made full financial restitution in this matter.

On Wednesday, April 13, 2011, Scott R. Sand, was sentenced in the case of United States v. Scott Sand to one year and a day in prison and a fine of $4000.

On Thursday, April 14, 2011, Judge William Dimitrioleas granted Mr. Sand’s motion for a downward variance citing his prior good works, lack of prior conduct and opined Sand is unlikely to ever be in a courtroom again.  We are informed by Mr. Sand’s counsel that downward variances are rarely granted but overwhelming evidence of both Sands’ commitment to the community and medical industry were a factor in the court’s ruling.

Mr. Sand is no longer President of our wholly owned subsidiary, Ingen Technologies, Inc., a NV company.  Our subsidiary conducts the day-to-day business operations of the Company.  Mr. Gary Tilden, COO of Ingen Technologies, Inc., the GA company (IGNT), has been assigned these duties for the time being.

Prior to the filing of the aforesaid federal court civil and criminal matters, Mr. Sand had been the driving managerial force behind the Company and its subsidiary for several years.  Although the Company has complete faith in the abilities of Mr. Tom Neavitt, Interim CEO and Mr. Tilden moving forward, it is likely the operations of the Company’s subsidiary will be adversely affected now that Mr. Sand is incarcerated as part of the Criminal Judgment. Current information concerning the financial and business condition of the Company is reported on the Company’s aforesaid OTC Markets page (in Financials).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: April 21, 2011	INGEN TECHNOLOGIES, INC.
By: /s/ Thomas J Neavitt
Thomas J Neavitt
Chief Executive Officer